Exhibit 4.1

Execution Version

APPLIED MATERIALS, INC.

as Issuer

AND

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 18, 2025

$550,000,000 of 4.000% Senior Notes due 2031

$450,000,000 of 4.600% Senior Notes due 2036

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”) is dated as of September 18, 2025 between APPLIED MATERIALS, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely in its capacity as trustee hereunder (together with its successors and assigns, the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of June 11, 2024, (the “Base Indenture” and, as supplemented by the Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness (“Securities”).

B. Pursuant to a Board Resolution, the Company has authorized the issuance of $550,000,000 principal amount of 4.000% Senior Notes due 2031 (the “2031 Notes”) and $450,000,000 principal amount of 4.600% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”).

C. The entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Second Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

E. All things necessary to make this Second Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Terms of the Notes.

The following terms relate to the Notes:

(1) The 2031 Notes shall constitute a series of Securities having the title “4.000% Senior Notes due 2031 and the 2036 Notes shall constitute a separate series of Notes having the title “4.600% Senior Notes due 2036”.

(2) The aggregate principal amount of the 2031 Notes (the “Initial 2031 Notes”) and the 2036 Notes (the “Initial 2036 Notes” and, together with the Initial 2031 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $550,000,000 and $450,000,000, respectively. The Company may from time to time, without the consent of the holders of Notes, issue additional 2031 Notes (in any such case, “Additional 2031 Notes”) or additional 2036 Notes (in any such case, “Additional 2036 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2031 Notes or the Initial 2036 Notes, as the case may be. Any Additional 2031 Notes and the Initial 2031 Notes and any Additional 2036 Notes and the Initial 2036 Notes, as the case may be, shall each constitute a single series under the Indenture and all references to the 2031 Notes shall include the Initial 2031 Notes and any Additional 2031 Notes and all references to the 2036 Notes shall include the Initial 2036 Notes and any Additional 2036 Notes, unless the context otherwise requires; provided that unless such Additional 2031 Notes or Additional 2036 Notes are issued pursuant to a “qualified reopening” of the Initial 2031 Notes or Initial 2036 Notes, as the case may be, or are otherwise treated as part of the same “issue” of debt instruments as the Initial 2031 Notes or the Initial 2036 Notes, as the case may be, or are issued with no more than a de minimis amount of original discount, in each case, for U.S. federal income tax purposes, the applicable Additional Notes shall have a separate CUSIP number or no CUSIP number. The aggregate principal amount of each of the Additional 2031 Notes and Additional 2036 Notes shall be unlimited.

(3) The entire Outstanding principal of the 2031 Notes shall be payable on January 15, 2031. The entire Outstanding principal of the 2036 Notes shall be payable on January 15, 2036.

(4) The rate at which the 2031 Notes shall bear interest shall be 4.000% per year and the rate at which the 2036 Notes will be interest shall be 4.600% per year. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from September 18, 2025. The Interest Payment Dates for the Notes shall be January 15 and July 15 of each year, beginning January 15, 2026. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the January 1 and July 1 prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A (2031 Notes) and Exhibit B (2036 Notes), the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 hereof.

(7) The Notes will not have the benefit of any sinking fund.

(8) Except as provided herein, the holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

(11) The restrictive covenant set forth in Section 1.4 hereof shall be applicable to the Notes.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Below Investment Grade Rating Event” means the Notes of a series are downgraded below Investment Grade Rating by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of the occurrence of a Change of Control (or pending Change of Control) with respect to such series of Notes and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates such Notes below an Investment Grade Rating or (y) publicly announces that it is no longer considering such Notes for possible downgrade, provided that no such extension will occur if on such 60th day such Notes have received an Investment Grade Rating by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency).

“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its direct or indirect wholly-owned subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors; or (5) the adoption of a plan by the board of directors of the Company or its stockholders relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of the Board of Directors of the Company on the date of the issuance of the Notes; or (2) was nominated for election or elected to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of such Board of Directors of the Company at the time of such nomination or election (either by specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Second Supplemental Indenture.

“Par Call Date” means, (i) with respect to the 2031 Notes, December 15, 2030 (one month prior to the maturity date of the 2031 Notes) and, (ii) with respect to the 2036 Notes, October 15, 2035 (three months prior to the maturity date of the 2036 Notes).

“Rating Agencies” means (1) Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for any reason, a “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for either of Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Treasury Rate” means, with respect to any Optional Redemption Date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date.

If on the third business day preceding the Optional Redemption Date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.3 Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Second Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) Prior to the applicable Par Call Date, the 2031 Notes shall be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Optional Redemption Date (assuming the 2031 Notes matured on such Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the Optional Redemption Date, and

(2) 100% of the principal amount of the 2031 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Optional Redemption Date.

(c) On or after the applicable Par Call Date, the Company may redeem the 2031 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued and unpaid interest thereon, if any, to the Optional Redemption Date.

(d) Prior to the applicable Par Call Date, the 2036 Notes shall be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Optional Redemption Date (assuming the 2036 Notes matured on such Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the Optional Redemption Date, and

(2) 100% of the principal amount of the 2036 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Optional Redemption Date.

(e) On or after the applicable Par Call Date, the Company may redeem the 2036 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued and unpaid interest thereon, if any, to the Optional Redemption Date.

(d) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine or verify any determination of the redemption price.

(e) Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Optional Redemption Date to each holder of Notes to be redeemed.

(f) In the case of a partial redemption, selection of the Notes for redemption shall be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair; provided that in the case of Global Securities, the selection of notes for redemption shall be made in accordance with the Depository’s applicable procedures. No Notes of a principal amount of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note shall state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note shall be issued in the name of the holder of the Note.

Section 1.4 Additional Covenant.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(1) Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Company shall have exercised its option to redeem the Notes of such series in full, as set forth in Section 1.3 of this Second Supplemental Indenture, or the Company shall have defeased such Notes or have satisfied and discharged such Notes, as set forth in Article XI of the Base Indenture, the Company shall make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase any and all of such holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall mail notice to the Trustee and holders of Notes of the applicable series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).

(b) Notwithstanding the foregoing, installments of interest on the applicable series of Notes whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the holders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes of the applicable series or portions of Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all Notes of the applicable series or portions of Notes of the applicable series properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes of the applicable series properly accepted, together with an Officers’ Certificate stating (1) the aggregate principal amount of Notes of the applicable series or portions of such Notes being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

(d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

(e) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Section 1.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4 by virtue of any such conflict.

Section 1.5 Events of Default.

(a) With respect to the Notes, in lieu of the defined term in the Base Indenture, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1) default in the payment of the principal or any premium on any Note when due (whether at maturity, upon acceleration, redemption or otherwise);

(2) default for 30 days in the payment of interest on any Note when due;

(3) failure by the Company to comply with Section 1.4 of this Second Supplemental Indenture;

(4) failure by the Company to observe or perform any term of the Indenture (other than those referred to in (1), (2) or (3) above) for a period of 90 days after the Company receives a notice of default stating that the Company is in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of the Notes of the affected series;

(5) the entry by a court having competent jurisdiction of:

(A) an order for relief in respect of the Company as debtor in an involuntary proceeding under any applicable Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B) a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company as debtor to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the filing by the Company as debtor of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law, or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, immunities and indemnities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.4 Governing Law.

This Second Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5 Separability.

In case any provision in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 No Benefit.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Second Supplemental Indenture or the Base Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

APPLIED MATERIALS, INC.

By:	/s/ Harrison Lee
Name: Harrison Lee
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael C. Jenkins
Name: Michael C. Jenkins
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF 4.000% SENIOR NOTES DUE 2031

[Insert the Global Security legend, if applicable]

4.000% SENIOR NOTES DUE 2031

No. [ ]	$[ ]
CUSIP No. 038222 AT2

APPLIED MATERIALS, INC.

promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars (as may be adjusted by the increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Security attached hereto) on January 15, 2031.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date:

APPLIED MATERIALS, INC.

By:
Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.000% Senior Notes due 2031 issued by Applied Materials, Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Applied Materials, Inc.

4.000% Senior Notes due 2031

This security is one of a duly authorized series of debt securities of Applied Materials, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of June 11, 2024 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 18, 2025 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties, immunities and indemnities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.000%. The Company will pay interest semi-annually on January 15 and July 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be January 15, 2026. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of their subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.000% Senior Notes due 2031”, initially limited to $550,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Applied Materials, Inc., 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039, Attention: Treasurer. In the event of any conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Second Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security in full or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(1)(a) of the Second Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Second Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Second Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the Second Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(1) of the Second Supplemental Indenture, check the box:

☐ 1.4(1) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(1) of the Second Supplemental Indenture, state the amount: $ ____.

Date: ________	Your Signature: (Sign exactly as your name appears on the other side of the Security) Tax I.D. number
Signature Guarantee: __________________ (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

FORM OF 4.600% SENIOR NOTES DUE 2036

[Insert the Global Security legend, if applicable]

4.600% SENIOR NOTES DUE 2036

No. [ ]	$[ ]
CUSIP No. 038222 AU9

APPLIED MATERIALS, INC.

promises to pay to [ ] or registered assigns, the principal sum of [  ] Dollars (as may be adjusted by the increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Security attached hereto) on January 15, 2036.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date:

APPLIED MATERIALS, INC.

By:
Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.600% Senior Notes due 2036 issued by Applied Materials, Inc. of the series designated therein referred to in the within- mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Applied Materials, Inc.

4.600% Senior Notes due 2036

This security is one of a duly authorized series of debt securities of Applied Materials, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of June 11, 2024 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 18, 2025 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties, immunities and indemnities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.600%. The Company will pay interest semi-annually on January 15 and July 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be January 15, 2026. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of their subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.600% Senior Notes due 2036”, initially limited to $450,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Applied Materials, Inc., 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039, Attention: Treasurer. In the event of any conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Second Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security in full or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(1)(a) of the Second Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Second Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Second Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the Second Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(1) of the Second Supplemental Indenture, check the box:

☐ 1.4(1) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(1) of the Second Supplemental Indenture, state the amount: $ ____.

Date: ________	Your Signature: (Sign exactly as your name appears on the other side of the Security) Tax I.D. number
Signature Guarantee: __________________ (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian